UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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INVESTOR PRESENTATION Results through Q3 Fiscal 2024

2 DISCLAIMERS AND CAUTIONARY STATEMENTS Forward - Looking Information (1/3) This presentation (including any information which has been or may be supplied in writing or orally in connection herewith or in connection with any further inquiries, this “Presentation”) contains “forward - looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy,” the “Company,” “we,” “us” or “our”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements or information contained in this Presentation . To the extent any forward - looking statements in this Presentation constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks . Forward - looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments . These forward - looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions . Our actual results or outcomes may differ materially from those anticipated . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date the statement was made . Examples of such forward - looking statements and uncertainties include, but are not limited to, statements with respect to : the Company’s ability to achieve benefits from the anticipated cannabis market opportunity by 2027 and improve adaptability to market demands ; expectations regarding the Company’s ability to deconsolidate the financial results of Canopy USA, LLC (“Canopy USA”) from the financial results of Canopy upon Canopy USA’s acquisition of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), Lemurian, Inc . (“Jetty”) and the Class E subordinate voting shares of Acreage Holdings, Inc . (“Acreage”) ; expectations regarding the Canopy USA U . S . THC platform, the anticipated timing, occurrence and outcome of the Company’s shareholder meeting to pass a special resolution authorizing, among other things, the creation of the of non - voting, non - participating exchangeable shares of the Company (the “Exchangeable Shares”) ; the long - term trajectory of the cannabis markets in Canada, the United States and internationally and the Company’s ability to capitalize on such cannabis markets ; expectations regarding international demand for adult - use and medical cannabis ; the Company’s FY 2024 business outlook and long - term outlook, including the Company’s ability to deliver positive Adjusted EBITDA in all business units exiting FY 2024 ; and expectations regarding our future financial performance and other economic, business and/or competitive factors . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date the statement was made .

3 DISCLAIMERS AND CAUTIONARY STATEMENTS Forward - Looking Information ( 2 / 3 ) By their nature, forward - looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved . A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward - looking statements in this Presentation and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf . Such factors include, without limitation, risks related to our ability to remediate the material weaknesses in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control ; the risk that our recent restatement could negatively affect investor confidence and raise reputation risks ; our ability to continue as a going concern ; our limited operating history ; risks that we may be required to write down intangible assets, including goodwill, due to impairment ; the diversion of management time on issues related to Canopy USA ; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals ; the risks relating to the conditions in the arrangement agreement among the Company, Canopy USA and Acreage dated October 24 , 2022 , as amended and the arrangement agreement between the Company and Acreage dated April 18 , 2019 , as amended not being satisfied or waived ; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern ; the risks related to the Company losing the option premium payment made by the Company in the amount of US $ 28 . 5 million in connection with the Company’s acquisition of an option to acquire the outstanding principal, including all accrued and unpaid interest thereon, of Acreage’s debt from Acreage’s existing lenders in the event that Acreage cannot satisfy its debt obligations as they become due ; the risks related to the fact that the Company has not received audited financial statements with respect to Jetty ; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all) ; volatility in and/or degradation of general economic, market, industry or business conditions ; risks relating to our current and future operations in emerging markets ; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U . S . hemp products in vaping devices ; risks and uncertainty regarding future product development ; changes in regulatory requirements in relation to our business and products ; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities ; inherent uncertainty associated with projections ; future levels of revenues and the impact of increasing levels of competition ; third - party manufacturing risks ; third - party transportation risks ; inflation risks ; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality ; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines ; risks relating to inventory write downs ; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments ; risks associated with jointly owned investments ;

4 DISCLAIMERS AND CAUTIONARY STATEMENTS Forward - Looking Information ( 3 / 3 ) our ability to manage disruptions in credit markets or changes to our credit ratings ; the success or timing of completion of ongoing or anticipated capital or maintenance projects ; risks related to the integration of acquired businesses ; the timing and manner of the legalization of cannabis in the United States ; business strategies, growth opportunities and expected investment ; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms ; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows ; risks associated with divestment and restructuring ; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self - regulatory organizations, plaintiffs in litigation or persons threatening litigation ; consumer demand for cannabis and U . S . hemp products ; the risks that the comprehensive steps and actions being undertaken by the Company with respect to its Canadian operations will not result in the expected cost - savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel ; the implementation and effectiveness of key personnel changes ; risks related to stock exchange restrictions ; risks related to the protection and enforcement of our intellectual property rights ; risks related to the Exchangeable Shares having different rights from the Company’s common shares and there may never be a trading market for the Exchangeable Shares ; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses ; risks relating to the long term macroeconomic effects of the COVID - 19 pandemic and any future pandemic or epidemic ; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10 - K for the year ended March 31 , 2023 and in Item 1 A of Part II of the Company’s Quarterly Report on Form 10 - Q for the quarterly period ended December 31 , 2023 filed with the SEC and Canadian securities regulators on February 9 , 2024 (the “Form 10 - Q”) . Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward - looking statements . Forward - looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward - looking statements may not be appropriate for any other purpose . While we believe that the assumptions and expectations reflected in the forward - looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct . Forward - looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date . We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward - looking statements, except as required by law . The forward - looking statements contained in this Presentation and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements .

5 DISCLAIMERS AND CAUTIONARY STATEMENTS Website References References to information included on, or accessible through, websites do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this Presentation . Participants in the Solicitation The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from shareholders of the Company with respect to the solicitation of votes to consider a special resolution authorizing an amendment (the “Amendment Proposal”) to the Company’s Articles of Incorporation, as amended, to, among other things, create the Exchangeable Shares . A description of the interests of the Company’s directors and executive officers in the Amendment Proposal is contained in Canopy Growth’s definitive proxy statement filed with SEC on February 12 , 2024 (the “Proxy Statement”) and is available free of charge at the SEC’s website at www . sec . gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K 7 A 0 A 8 or by email to invest@canopygrowth . com . Investors should read the Proxy Statement because it contains important information .

NON-GAAP MEASURES

"Adjusted EBITDA" is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management calculates Adjusted EBITDA as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; (gain)/loss on asset impairment and restructuring; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition, divestiture, and other costs. Asset impairments related to periodic changes to the Company's supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of businesses. The Adjusted EBITDA reconciliation is presented in the Appendix to this Presentation under the heading "ADJUSTED EBITDA (NON-GAAP) RECONCILIATION" and explained in the Form 10-Q.

"Free Cash Flow" is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. Accordingly, management believes that free cash flow presents meaningful information regarding the amount of cash flow required to maintain and organically expand the Company's business, and that the free cash flow measure provides meaningful information regarding the Company's liquidity requirements. The Free Cash Flow reconciliation is presented in the Appendix to this Presentation under the heading "FREE CASH FLOW (NON-GAAP) RECONCILIATION" and explained in the Form 10-Q.

"Adjusted Gross Margin" and "Adjusted Gross Margin Percentage" are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. Accordingly, management believes that Adjusted Gross Margin and Adjusted Gross Margin Percentage presents meaningful information regarding normalized margins and exclude one-time items that the Company expects to not recur over the long-term. Adjusted gross margin and adjusted gross margin percentage provide meaningful information regarding the Company's profitability after adjusting for one-time items and further provide better visibility into the underlying trends and performance of the business. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented in the Appendix to this Presentation under the heading "ADJUSTED GROSS MARGIN (NON-GAAP) RECONCILIATION".

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7 canopy Growth: Positioned for sustainable cannabis market leadership Dedication to unleashing the power of cannabis in key markets Asset - light Improving adaptability to market demands, Industry leading contract manufacturing organization (CMO) partnerships Cannabis centered Brand & Consumer - led Industry - leading brands and products rooted in consumer preferences Global reach with North America focus A $65B CAD market opportunity by 2027 1 1 Represents Adult - Use and Medical Cannabis market forecasts for U.S., Canada, Germany; and Medical Cannabis forecasts for Austra lia, Poland and Czech Republic. Forecasts and estimates are subject to risk factors described in the Disclaimers and Cautionary Statements section of this Presentation. Source(s): Canada: Internal Proprietary TAM Estimate & Market Model; U.S. and International Markets: BDSA Market Forecasts as of Feb 6, 2024. In $CAD - 1.32 Currency conversion $USD to $CAD. Seasoned leaders Blending professional credentials with a passion for the cannabis sector

CANNABIS CENTERED: DELIVERING THE BENEFITS OF CANNABIS TO CONSUMERS AND PATIENTS GLOBALLY

Canopy is dedicated to being a leader in the cannabis sector with disciplined and measured investment in emerging markets

Core

CANADA:
Medical + Adult-Use Cannabis

Tweed, 7ACRES, DOJA, vert, Hi Way, Deep Space, wana (Enhance Your Life), Spectrum Therapeutics

INTERNATIONAL:
Medical Cannabis



Canopy Medical™, Spectrum Therapeutics™

STORZ & BICKEL:
Premium Vaporizer

STORZ & BICKEL



~100%

of Total Revenue from core cannabis and cannabis adjacent activities[2]

LEADING INVESTMENT STRUCTURE:
Canopy USA[1]

wana (Enhance Your Life), JETTY, Acreage, TERRASCEND

[1] Canopy USA holds the U.S. THC investments that were previously held by Canopy, which is expected to enable Canopy USA to exercise rights to acquire Wana, Acreage and Jetty and convert its conditional ownership of TerrAscend Corp ("TerrAscend") into common shares of TerrAscend; however, prior to such exercise or conversion, Canopy must, among other things, obtain requisite shareholder approval for the creation of the Exchangeable Shares at its special shareholder meeting scheduled for April 12, 2024. In addition, in connection with any acquisition of Wana, Jetty or Acreage, or conversion of Canopy's conditional ownership of TerrAscend, Canopy will deconsolidate the financial results of Canopy USA from the financial results of Canopy. After such deconsolidation, Canopy will not have a controlling interest in Canopy USA, but will have a substantial majority economic interest in Canopy USA. See risk factors described in the Disclaimers and Cautionary Statements section of this Presentation.

[2] Following the divestiture of This Works on December 18, 2023.

This information is confidential; it is not to be relied on by any 3rd party without prior written consent.

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9 Global Opportunity: A $65b CANNABIS MARKET OPPORTUNITY BY 2027 1 1 Represents Adult - Use and Medical Cannabis market forecasts for U.S., Canada, Germany; and Medical Cannabis forecasts for Austra lia, Poland and Czech Republic. Forecasts and estimates are subject to risk factors described in the Disclaimers and Cautionary Statements section of this Presentation. Source(s): Canada: Internal Proprietary TAM Estimate & Market Model; U.S. and International Markets: BDSA Market Forecasts as of Feb 6, 2024. In $CAD - 1.32 Currency conversion $USD to $CAD. 5.4 5.7 5.9 6.1 6.3 2023 2024 2025 2026 2027 CANADA ADULT - USE + MEDICAL CANNABIS MARKET SIZE (2023 TO 2027), $CAD BB 1 39.8 44.0 49.6 54.0 58.1 2023 2024 2025 2026 2027 U.S. ADULT - USE + MEDICAL CANNABIS MARKET SIZE (2023 TO 2027), $CAD BB 1 2023 2024 2025 2026 2027 INTERNATIONAL CANNABIS MARKET SIZE (2023 TO 2027), $CAD BB 1 Germany (AU+Med) Australia (Med) Poland (Med) Czech Republic (Med) 0.6 0.8 0.8 1.0 1.2

10 • Completed structural transformation to cannabis - focused, asset - light business with divestiture of This Works • Second consecutive quarter of significant gross margin improvement and reduced cash burn • Delivered additional cost reduction of $36 MM in Q3 FY2024 , bringing the total cost reduction to $262 MM since the beginning of FY2023 • Reduced overall debt by $69MM during Q3 FY2024 Actions Taken Results Achieved Management reaffirms expectation to achieve positive Adjusted EBITDA 1 in all business units exiting FY2024 Consolidated Adjusted EBITDA ($CAD’MM) (50) (9) (60) (50) (40) (30) (20) (10) - Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 Canadian Cannabis Gross Margin (11%) 28% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 BUSINESS TRANSFORMATION: SIGNIFICANT IMPROVEMENT IN GROSS MARGINS AND REDUCED CASH BURN IN Q3 FY2024 1 Adjusted EBITDA is a Non - GAAP measure. See Non - GAAP measure section in the Disclaimers and Cautionary Statements section of thi s Presentation.

11 • Canada adult - use cannabis business - to - business revenue increased 9% year - over - year to $23MM in Q3 FY2024 driven by growth in the large format products of Tweed flower as well as the addition of the Wana ® brand edibles to the portfolio. • The Company held its ranking of top 3 supplier of cannabis flower 1 in British Columbia and added over 900 points of distribution nationally for flower in Q3 FY2024. • The Company's re - introduction of Wana ® brand cannabis edibles in Q3 FY2024 has re - established robust distribution nationally and returned distribution to growth in Ontario driven by key accounts. • Wana ® brand cannabis edibles delivered top 3 and 4 market share in British Columbia and Ontario , respectively. • Canadian medical business delivered record revenue and 4th consecutive quarter of revenue growth in Q3 FY2024 , increasing 11% year - over - year , attributable to an increase in the average size of medical orders placed by our customers due largely to a shift in our customer mix, and a larger assortment of cannabis product choices offered to our customers. 1 Unless otherwise indicated, market share data disclosed in this Presentation are calculated using the Company’s internal prop rie tary market share tool that utilizes point of sales data supplied by third - party data providers and government agencies. CANADIAN CANNABIS: Demand for quality products driving profitable growth of Canadian cannabis business

12 • Canopy Growth's Australian medical cannabis business has generated 12 straight quarters of revenue growth. • Consistent shipments of proven Canadian strains Kush Mintz , Tiger Cake and OG Delux , and efforts to introduce these strains to medical practitioners contributed to growth in the Australian and German medical cannabis markets in Q3 FY2024. INTERNATIONAL MEDICAL: STRONG DEMAND FOR PROVEN FLOWER STRAINS EXPECTED TO DRIVE GROWTH

13 STORZ & BICKEL ® : STRONG DEMAND FOR NEW VENTY PORTABLE VAPORIZER HELPED DRIVE STRONG SEQUENTIAL REVENUE GROWTH • Demand for the new Venty vaporizer, a device priced at the top of the range for comparable portable devices, has exceeded expectations, and a second production shift was added to help meet demand. • In the critical holiday sales window of December 2023, the Venty vaporizer was Storz & Bickel ® 's best - selling device, selling approximately double the number of the next highest - selling device. • The Venty vaporizer has been positively reviewed by leading vape and vaporizer - related publications and influencers. 1 • Black Friday sales were the most successful in Storz & Bickel ® ’s over 20 - year history with device sales increasing 55% over the number of devices sold during the prior year's Black Friday event. 1 i) https://vapeguy.com/reviews/venty - review/; ii) https://www.gearpatrol.com/home/a45999382/storz - and - bickel - venty - review/; iii) https://www.vaporizerwizard.com/reviews/vaporizers/portable/venty/; iv) https://www.planetofthevapes.com/blogs/blog/venty - vaporizer - review

CANOPY USA[1]: U.S. THC PLATFORM DEMONSTRATES ASSET-LIGHT GROWTH CAPABILITIES

WANA[2] - GUMMIES

An **innovative** North American cannabis edibles brand


wana
Enhance Your Life

Diverse edibles portfolio including fast-acting and targeting specific need-states

Active in 16 states, Puerto Rico and Canada

JETTY[3] - EXTRACTS

Authentic vape experience and award-winning technology


JETTY

#1 National Solventless vape brand[6]

Additional products include Pre-Rolls, Concentrates and Edibles

Available in CA, CO and NY

ACREAGE[4] - MSO

Vertical integration from cultivation to retail


Acreage

Operates under The Botanist retail banner

Brands include Superflux, The Botanist and Prime Wellness

Active in NY, NJ, OH, PA and IL

TERRASCEND[5] - MSO

Vertical integration in in PA, NJ, MI & CA, licensed operations in MD


TERRASCEND

Operates under The Apothecarium and Gage retail banners

Brands include owned and licensed brands across multiple categories

Canopy owns ~17% minority stake[5]

1. Canopy USA holds the U.S. THC investments that were previously held by Canopy, which is expected to enable Canopy USA to exercise rights to acquire Acreage, Wana and Jetty and convert its conditional ownership of TerrAscend into common shares of TerrAscend. However, prior to such exercise or conversion, Canopy must, among other things, obtain requisite shareholder approval for the creation of the Exchangeable Shares at its special shareholder meeting scheduled for April 12, 2024. Canopy holds non-voting and non-participating shares of Canopy USA (the "Non-Voting Shares") and until such time as Canopy converts the Non-Voting Shares into common shares of Canopy USA, Canopy will have no economic or voting interest in Canopy USA, Acreage, Wana, Jetty or TerrAscend and these entities will continue to operate independently of Canopy. See risk factors described in the Disclaimers and Cautionary Statements section of this Presentation.
2. Until such time as Canopy USA elects to exercise its rights to acquire Wana, Canopy USA will have no direct or indirect economic or voting interests in Wana, Canopy USA will not directly or indirectly control Wana, and Canopy USA, on the one hand, and Wana, on the other hand, will continue to operate independently of one another.
3. Until such time as Canopy USA elects to exercise its rights to acquire Jetty, Canopy USA will have no direct or indirect economic or voting interests in Jetty, Canopy USA will not directly or indirectly control Jetty, and Canopy USA, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another.
4. Until such time as Canopy exercises its right to acquire the Class E subordinate voting shares of Acreage and Canopy USA acquires the Class D subordinate voting shares of Acreage, neither the Company nor Canopy USA will have any direct or indirect economic or voting interests in Acreage, neither the Company nor Canopy USA will directly or indirectly control Acreage, and each of the Company, Canopy USA and Acreage will continue to operate independently of one another.
5. Canopy USA currently holds certain exchangeable shares, an option, and warrants in TerrAscend, and holds a conditional ownership position, assuming conversion of its exchangeable shares, but excluding the exercise of its warrants, of 17.47% in TerrAscend at June 30, 2023
6. Based on BDSA December 2023 data for dollars sold for all product categories.

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15 FY2024 BUSINESS OUTLOOK Short - Term Focus and Priorities: • Deliver positive Adjusted EBITDA 1 in all business units exiting FY2024 • Drive revenue growth in all businesses: • Canadian cannabis : Continue to build performance momentum in priority market segments and execute against growth opportunities • Storz & Bickel : Address strong consumer demand for new Venty portable vaporizer, improve efficiency of Venty production, expand U.S. distribution of all devices • Rest - of - World cannabis : Capitalize on growth opportunities in Australia, Poland and Czech Republic; enhance product and commercial capabilities in Germany • Improve cash flow, continue to reduce debt and strengthen the balance sheet. Long - term Outlook • Consolidation and stabilization in Canadian cannabis as industry matures • U.S. federal permissibility opening the world’s largest cannabis market, with Canopy USA platform poised to capitalize • International Platforms for growth established in Europe (based in Germany) and Oceania (based in Australia) to capitalize on further medical and adult - use legalization • Global reach of Storz & Bickel to capitalize on new legalized markets as a strategic adjacency to cannabis operations • Capital markets access via dual - listing in Canada and U.S. LONG - TERM OUTLOOK 1 Adjusted EBITDA is a Non - GAAP measure. See Non - GAAP measure section in the Disclaimers and Cautionary Statements section of thi s Presentation.

16 Q3 FY2024 FINANCIAL RESULTS

Q2 FY2024 KEY FINANCIAL HIGHLIGHTS

(CDN in millions)	**Q3 FY2024**	Q3 FY2023 (As Restated)	*vs. Q3 FY2023*
Net Revenue	$78.5	$84.9	*(7%)*
Gross Margin	36%	6%	*3,000 bps*
Adjusted EBITDA[1]	$(9.0)	$(49.7)	*82%*
Free Cash Flow[1]	$(33.9)	$(79)	*57%*
Cash / Marketable Secs.	$186.1	$789.3	*(76%)*

Canopy delivered **Consolidated Net Revenue of $79MM** in Q3, which is up 8% compared to Q3 of last year, excluding the divestiture of the Canada national retail business.

Main drivers of revenue were:

- Canadian Cannabis revenue (excluding the impact of the divestiture of the Canada national retail business) increased 10% compared to a year ago and were also up sequentially from Q2.
- Rest-of-world cannabis sales grew by 81% year-over-year in Q3.
- And, Storz & Bickel, grew its revenue by over 50% compared to the last quarter driven by the launch of Venty, traditionally strong seasonal sales, including the most successful Black Friday sales event in the brand's 20-year history.

Consolidated gross margins in Q3 was 36%, a significant improvement compared to 6% last year. The biggest driver of improvement was the business transformation initiatives executed in Canada, which have meaningfully reduced Canada operational costs.

Q3 Adjusted EBITDA was a loss of $9MM, an improvement of 83% versus last year and a 25% improvement over the $12MM Adjusted EBITDA loss in Q2 Fiscal 24.

Free cash flow was an outflow of $34MM, an improvement of $44MM compared to Q3 of last year and nearly a 50% improvement over last quarter.

[1] Adjusted EBITDA and Free Cash Flow are Non-GAAP measures. See Non-GAAP measure section in the Disclaimers and Cautionary Statements section of this Presentation.

17

REVENUE PERFORMANCE BY CHANNEL

(in millions of Canadian dollars, unaudited)	**Q3 FY2024**	Q3 FY2023 (As Restated)	*vs. Q3 FY2023*
Canadian Recreational Cannabis Net Revenue			
Business-to-business[1]	$23.4	$21.5	9%
Business-to-consumer	$-	$11.0	(100%)
	$23.4	**$32.5**	**(28%)**
Canadian Medical Cannabis Net Revenue[2]	$15.6	$14.1	11%
	$39.0	**$46.6**	**(16%)**
Rest-of-world cannabis[3]	**$10.5**	**$5.8**	**81%**
Storz & Bickel	**$18.5**	**$20.2**	**(8%)**
This Works	**$8.2**	**$8.3**	**(1%)**
Other	$2.3	$3.9	(41%)
Net Revenue	**$78.5**	**$84.8**	**(7%)**

[1] Reflects excise taxes of $9.0MM and other revenue adjustments, representing our determination of returns and pricing adjustments, of $1.1M for the three months ended December 31, 2023 (three months ended December 31, 2022 - excise taxes of $10.8MM and other revenue adjustments of $2.0MM).
[2] Reflects excise taxes of $1.8MM for the three months ended December 31, 2023 (three months ended December 31, 2022 - $1.4MM).
[3] Reflects other revenue adjustments of $0.3MM for the three months ended December 31, 2023 (three months ended December 31, 2022 - $3.7MM).

18

19 GROSS MARGIN PERFORMANCE Drivers of Q3 FY2024 Consolidated Gross Margin Performance (+) Improvement in our Canada cannabis segment, primarily attributable to: • ( i ) the realized benefit of our cost savings program and strategic changes to our business; • (ii) a year - over - year decrease in write - downs of excess inventory; • (iii) opportunistic utilization of lower cost inputs (+) Year - over - year decrease in restructuring charges, (+) Improvement in our Rest - of - world cannabis, primarily due to lower excess and obsolete inventory charges in the third quarter of fiscal 2024. (+) Improvement in the Storz & Bickel segment, primarily due to lower input costs and a positive shift in product mix to newly launched products Consolidated Gross Margin 6% 36% -20% -10% 0% 10% 20% 30% 40% 50% Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 Canadian Cannabis Gross Margin (11%) 28% -20% -10% 0% 10% 20% 30% 40% 50% Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 Rest - of - World Cannabis Gross Margin 40% -20% -10% 0% 10% 20% 30% 40% 50% Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 Storz & Bickel Gross Margin 45% -20% -10% 0% 10% 20% 30% 40% 50% Q3 FY23 Q3 FY24 Q3 FY23 Q3 FY24 Gross Margin Year - over - Year Change By Reported Segment 51% (37%)

20 FREE CASH FLOW AND DEBT Free Cash Flow 1 ($CAD’MM) (79) (34) (90) (80) (70) (60) (50) (40) (30) (20) (10) - Q3 FY23 Q3 FY24 Q3FY23 Q3 FY24 1,354 1,206 1,307 1,045 681 612 - 200 400 600 800 1,000 1,200 1,400 1,600 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Total Debt Balance ($ CAD’MM ) Free cash flow from continuing operations of $(34) MM in Q3 FY2024, representing a 57% decrease year - over - year. Reduced overall debt to $612 MM in Q3 FY2024; Total debt reduction of approximately $1 BN delivered since the beginning of FY2023. 1 Free Cash Flow is a Non - GAAP measure. See Non - GAAP measure section in the Disclaimers and Cautionary Statements section of this Presentation.

21 APPENDIX

22 ADJUSTED GROSS MARGIN 1 (NON - GAAP) RECONCILIATION

23 ADJUSTED EBITDA 1 (NON - GAAP) RECONCILIATION

24 FREE CASH FLOW 1 (NON - GAAP) RECONCILIATION

25 THANK YOU